THIRD AMENDMENT TO PURCHASE AGREEMENT

This Third Amendment to Purchase Agreement (this "Amendment") is dated January 26, 2022 (the "Effective Date"), by and between KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation ("Seller") and CAI INVESTMENTS SUB SERIES 100, LLC, a Nevada limited liability company, and/or its permitted assignee ("Buyer").

RECITALS

WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property dated as of December 22, 2022 (as amended, the "Agreement"), for that certain property located at 2700 West Front Street, Statesville, North Carolina as further described in the Agreement; and

WHEREAS, Buyer and Seller desire to amend the Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, Buyer and Seller hereby agree to amend the Agreement as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated in their entirety. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2. Earnest Money. As of the Effective Date, an additional $50,000.00 portion of the Earnest Money automatically shall be deemed Non-Refundable Earnest Money for all purposes under the Agreement, unless Buyer terminates the Agreement due to its review of the Phase II or the Survey to the extent permitted as set forth in Section 3 below. For avoidance of doubt, as of the Effective Date, there will be a total of $100,000.00 in Non-Refundable Earnest Money.

3. Examination Period. The Examination Period is hereby extended until 5:00 p.m. on February 4, 2022.

Additionally, if the Agreement is not sooner terminated, Buyer may extend the Examination Period through February 23, 2022, by providing written notice thereof to Seller on or before February 4, 2022, for the sole purposes of Buyer (i) performing a so-called Phase II environmental assessment of the Property (the "**Phase II**") and (ii) completing its review of the Survey. The scope of the Phase II shall be subject to the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed.

Regarding the Phase II, if the Phase II discloses levels of contaminants which exceed the applicable North Carolina Department of Environmental Quality ("**DEQ**") standards for commercial/industrial use (and regional background levels for metals, if applicable) such that DEQ will require remediation of such contaminants following Closing in accordance with applicable environmental laws, then Buyer shall provide written notice thereof to Seller at least five (5) days prior to the expiration of the Examination Period as extended. Such notice shall include a copy of the Phase II. If (i) Buyer provides such notice to Seller in accordance with the preceding sentence and (ii) Seller (as tenant under the Lease) does not agree in writing to perform and pay for all such required remediation to the reasonable satisfaction of Buyer and Buyer's lender, then Buyer may terminate the Agreement by providing written notice thereof to Seller prior to the expiration of the Examination Period, as extended, in which case the Earnest Money shall be returned to Buyer (except that the Non-Refundable Earnest Money shall be delivered to Seller), and the parties shall

cease to have any obligations under the Agreement except for those obligations which expressly survive such termination.

Regarding the Survey, if the Survey discloses an encroachment or other issue which would reasonably be expected to materially impair the value or marketability of the Property, then Buyer shall provide written notice thereof to Seller at least five (5) days prior to the expiration of the Examination Period as extended. Such notice shall include a copy of the Survey. If (i) Buyer provides such notice to Seller in accordance with the preceding sentence and (ii) Seller (as tenant under the Lease) does not agree in writing to remediate the relevant issue to the reasonable satisfaction of Buyer and Buyer's lender, then Buyer may terminate the Agreement by providing written notice thereof to Seller prior to the expiration of the Examination Period, as extended, in which case the Earnest Money shall be returned to Buyer (except that the Non-Refundable Earnest Money shall be delivered to Seller), and the parties shall cease to have any obligations under the Agreement except for those obligations which expressly survive such termination.

Buyer hereby waives all other rights to terminate the Agreement during the Examination Period as so extended.

4. UCCs. For avoidance of doubt, the Title Report has disclosed various UCC filings related to Seller. As Seller has communicated to Title Insurer, such UCCs were filed in connection with Seller's revolving line of credit and equipment leases and relate to Seller's ongoing business operations (both pre-Closing and post-Closing), same shall not be deemed Monetary Encumbrances, and Seller shall not be required to cause the release of same at Closing.

5. Ratifications. Except as specifically modified and amended herein, all terms, provisions, conditions, and exhibits contained in the Agreement are hereby reinstated, confirmed, ratified, and shall remain unmodified and in full force and effect. In the event that any provision of this Amendment shall conflict with the terms of the Agreement, the terms of this Amendment shall govern and control.

6. Counterparts; Signatures. This Amendment may be executed in any number of counterparts. Signatures to this Amendment transmitted by email or other electronic means shall be treated as originals in all respects for purposes of this Amendment.

7. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8. Time of the Essence. Time is of the essence with respect to this Amendment and the Agreement.

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IN WITNESS WHEREOF, this Amendment is executed as of the Effective Date.

SELLER:

KEWAUNEE SCIENTIFIC CORPORATION, a Delaware corporation

By: [signature]
Name: Donald T Gardner III
Title: CFO

BUYER:

CAI INVESTMENTS SUB SERIES 100, LLC, a Nevada limited liability company

By: [signature]
Name: Christopher Beavor
Title: Manager